Exhibit 10.3
Execution Version

TRANSACTION AGREEMENT

BY AND AMONG

CVR PARTNERS, LP,

THE HOLDERS PARTY HERETO

AND

GSO CAPITAL PARTNERS LP

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TRANSACTION AGREEMENT
This TRANSACTION AGREEMENT (this “Agreement”) is made and entered into as of August 9, 2015 by and among CVR Partners, LP, a Delaware limited partnership (the “Partnership”), each of the Holders listed on Schedule A hereto (collectively, the “Partnership Unitholders”), as holders of outstanding Common Units of the Partnership, and GSO Capital Partners LP, a Delaware limited partnership, in its capacity as the Holders’ Representative (the “Holders’ Representative”).
RECITALS
WHEREAS, this Agreement is made in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among the Partnership, Lux Merger Sub 1 LLC, a Delaware limited liability company, Lux Merger Sub 2 LLC, a Delaware limited liability company, Rentech Nitrogen Partners, L.P., a Delaware limited partnership (“Target”), and Rentech Nitrogen GP, LLC, a Delaware limited liability company (the “Target GP”), the issuance of the Partnership Common Units on the Closing Date pursuant to the Merger Agreement and the exchange of certain of the Unit Consideration receivable by Target with the GSO Funds in exchange for a portion of the Existing GSO Investment pursuant to that certain Exchange Agreement (the “Exchange Agreement”), to be entered into as of the Closing Date, by and among Rentech, Inc., a Colorado corporation, DSHC, LLC, a Delaware limited liability company, the Partnership Unitholders and the Holders’ Representative.
WHEREAS, parties hereto desire to implement certain agreements relating to the Partnership and the Common Units of the Partnership.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Merger Agreement, except that the terms set forth below are used herein as so defined:
“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) means, with respect to a Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of equity interests, including but not limited to voting securities, by contract or agency or otherwise.
“Agreement” has the meaning specified therefor in the introductory paragraph.

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“Common Units” means common units representing limited partner interests in the Partnership.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Agreement” has the meaning specified therefor in the recitals of this Agreement.
“Loan Documents” refers to the (i) Second Amended and Restated Term Loan Credit Agreement, to be dated the Closing Date, among Rentech Nitrogen Holdings, Inc., the lenders party thereto, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, as amended, supplemented or otherwise modified from time to time; (ii) the Amended and Restated Pledge Agreement, dated as of February 12, 2015, by and between Rentech Nitrogen Holdings, Inc. and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, as amended, supplemented or otherwise modified from time to time; and (iii) Collateral Account Control Agreement, dated as of April 11, 2014 among Rentech Nitrogen Holdings, Inc., Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and The Bank of New York Mellon, as Securities Intermediary, as amended, supplemented or otherwise modified from time to time.
“Lock-up Securities” has the meaning specified therefore in Section 2.01(a).
“Merger Agreement” has the meaning specified therefor in the recitals of this Agreement.
“Partnership” has the meaning specified therefor in the introductory paragraph.
“Partnership Common Units” means Common Units issued or assigned to the Partnership Unitholders pursuant to the Exchange Agreement.
“Partnership GP” means CVR GP, LLC, a Delaware limited liability company and the general partner of the Partnership.
“Partnership GP LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Partnership GP, dated April 13, 2011, as amended from time to time.
“Partnership Unitholders” has the meaning specified therefor in the introductory paragraph.
“Permitted Assignee” has the meaning specified therefor in Section 2.01(b).
“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority, or any group comprised of two or more of the foregoing.
“Representatives” means with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

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“Restricted Period” has the meaning specified therefore in Section 2.02(a).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
ARTICLE II
LOCK-UP AND STANDSTILL
Section 2.01    Lock-up Agreement.
(a)    During the period commencing on the Closing Date and continuing for 180 days after the Closing Date, without the prior written consent of the Partnership, the Partnership Unitholders shall not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer (by gift or otherwise) or dispose of, directly or indirectly, any Partnership Common Units or any securities convertible into or exercisable or exchangeable for Partnership Common Units (collectively, the “Lock-up Securities”) or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Partnership Common Units or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Partnership Common Units or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any of the Lock-up Securities. Notwithstanding the foregoing, the Partnership Unitholders shall be permitted to transfer Partnership Common Units (x) to a Permitted Assignee in accordance with Section 2.01(b) and/or (y) to a financial institution in connection with equity finance transactions whereby such Permitted Unitholders retain substantially equivalent long economic exposure to the transferred Partnership Common Units for the remaining duration of the 180 day period specified in this Section 2.01(a) (including, without limitation, a total return swap transactions or a repo transaction), it being understood that any such financial institution shall not be subject to the provisions of this Article II.
(b)    Notwithstanding the foregoing provision of Section 2.01(a), the Partnership Common Units may be transferred or assigned by the Partnership Unitholders in whole or in part to any fund managed by or affiliated with the Holders’ Representative (each, a “Permitted Assignee”); provided that (A) the Partnership is given prompt written notice of any said transfer or assignment, stating the name and address of each such Permitted Assignee and identifying the securities that are being transferred or assigned, and (B) each such Permitted Assignee executes an agreement including terms and conditions substantially the same as those included in Article II of this Agreement.
(c)    In furtherance of the foregoing, the Partnership and any duly appointed transfer agent for the registration or transfer of the Lock-up Securities described herein, are

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hereby authorized to decline to make any transfer of Lock-up Securities if such transfer would constitute a violation or breach of this Section 2.01.
(d)    For the avoidance of doubt, nothing in this Section 2.01 shall limit the ability of the Partnership Unitholders, their Affiliates or any of their respective Representatives from transferring title from Rentech, Inc., Rentech Nitrogen Holdings, Inc. or any affiliated pledgor to any secured party of any Common Units pledged pursuant to the Loan Documents in connection with the exercise of any remedies related thereto provided by the Loan Documents or applicable law; provided that the resale of any Partnership Common Units or Common Units transferred under such agreements in accordance with this Section 2.01(d) shall remain subject to the 180 day period specified in Section 2.01(a).
Section 2.02    Standstill.
(a)    During the period commencing on the Closing Date and continuing for one year after the Closing Date (the “Restricted Period”), without the prior written consent of the Partnership, the Partnership Unitholders shall not, shall cause their controlled Affiliates and shall use commercially reasonable efforts to cause their Representatives not to, make any public proposal to acquire or acquire, directly or indirectly, by purchase or otherwise, record or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of any additional Common Units or enter into any discussions, negotiations, agreements or understandings with any Person with respect to the foregoing, or knowingly advise, assist or encourage or seek to persuade any other Persons in connection with any of the foregoing; provided, however, that the Partnership Unitholders shall not be deemed to violate this Section 2.02(a) by virtue of being deemed to beneficially own Common Units held by any of their Permitted Assignees.
(b)    During the Restricted Period without the prior written consent of the Partnership, the Partnership Unitholders shall not, shall cause their controlled Affiliates not to and shall use commercially reasonable efforts to cause their Representatives not to, directly or indirectly:
(i)    make any public announcement involving the Partnership or any Affiliate of the Partnership with respect to (A) any merger, consolidation, business combination, recapitalization, restructuring or other similar transaction or series of transactions, (B) any issuance of Common Units or (C) any sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Partnership to any Person;
(ii)    make, or in any way participate in, any “solicitation” (as such term is defined in Regulation 14A of the Exchange Act) of proxies or consents to vote any securities of the Partnership under any circumstances in connection with a merger or acquisition of the Partnership, or deposit any securities of the Partnership in a voting trust, grant any proxies to or subject them to a voting agreement or other agreement of similar effect (it is understood and agreed that this clause (ii) shall not

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prohibit the Partnership Unitholders from voting any securities of the Partnership in their sole discretion);
(iii)    form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any of securities of the Partnership, other than a group including solely the Partnership Unitholders and their Permitted Assignees;
(iv)    disclose any intention, plan or arrangement to change any of the members of the Board of Directors of the Partnership GP (other than pursuant to their rights hereunder), any of the executive officers of the Partnership GP or the organizational documents of the Partnership GP, other than to the Partnership, directors of the Partnership GP or the Partnership Unitholders and their respective advisors (it is understood and agreed that this clause (iv) shall not prohibit the Partnership Unitholders from voting any securities of the Partnership in their sole discretion);
(v)    call, request the calling of, or otherwise seek the calling of a special meeting of the unitholders of the Partnership;
(vi)    seek, alone or in concert with any other Person or Persons, to remove the Partnership GP;
(vii)    publicly disclose any intention, plan or arrangement inconsistent with the foregoing, or
(viii)    enter into any discussions, negotiations, agreements or understanding with any Person with respect to the foregoing, or knowingly advise, assist, encourage or seek to persuade any other Persons in connection with any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing; or
(ix)    seek a waiver of any of the provisions of this Section 2.02(b).
(c)    For the avoidance of doubt, nothing in this Section 2.02 shall limit the ability of the Partnership Unitholders, their Affiliates or any of their respective Representatives from exercising any remedies provided by the Loan Documents or applicable law with respect to any Common Units pledged pursuant to the Loan Documents.
Section 2.03    Rule 144 Reporting; Legend Removal.
(a)    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Partnership Common Units to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

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(i)    make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144, at all times from and after the Closing Date;
(ii)    file with the SEC in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the Closing Date;
(iii)    so long as a Partnership Unitholder owns any Partnership Common Units, furnish to such Partnership Unitholder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Partnership Unitholder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Partnership Unitholder to sell any such securities without registration; and
(iv)    take such further action as any Partnership Unitholder may reasonably request, all to the extent required from time to time to enable the Partnership Unitholders to sell Partnership Common Units without registration under the Securities Act within the limitations of the exemption provided by Rule 144.
(b)    Legend Removal. Upon the request of a Partnership Unitholder holding a certificate representing Partnership Common Units bearing a restrictive legend referring to the federal securities laws, the Partnership shall cause the transfer agent for the Partnership Common Units to remove such restrictive legend from such certificate and from any certificate to be issued to the applicable transferee if such legend is not required in order to establish compliance with any provisions of the Securities Act. Prior to such removal, unless there is in effect a registration statement under the Securities Act covering an applicable proposed transfer of such Partnership Common Units, the Partnership may require, as a condition of such removal, that the Partnership Unitholder provide, to the Partnership and the transfer agent for the Partnership Common Units (i) an opinion of legal counsel reasonably satisfactory to the Partnership to the effect that removal of such restrictive legend is appropriate under Rule 144, and/or (ii) any other evidence reasonably satisfactory to counsel to the Partnership that such legend removal is appropriate. Further, upon the expiration of the 180-day lock-up period described in Section 2.01 herein, upon the request of a Partnership Unitholder holding a certificate representing Partnership Common Units bearing a restrictive legend reflecting the transfer restrictions under Section 2.01 herein, the Partnership shall cause the transfer agent for the Partnership Common Units to remove such restrictive legend.
ARTICLE III
MISCELLANEOUS
Section 3.01    Effectiveness. This Agreement shall not be effective unless and until the Closing is consummated under the Merger Agreement and the Closing (as defined in the Exchange Agreement), whereupon it shall become effective automatically. In the event that the Merger

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Agreement is validly terminated pursuant to its terms, on the date of such termination, this Agreement automatically shall terminate and shall be of no further force or effect.
Section 3.02    Notices. All notices and other communications hereunder must be in writing and will be deemed duly given if delivered personally or by facsimile transmission, or mailed through a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as specified by like notice, provided, that notices of a change of address will be effective only upon receipt thereof):
if to the Partnership to:

CVR GP, LLC
10 East Cambridge Circle Drive, Suite 250
Kansas City, Kansas 66103
Attention: General Counsel
Facsimile: (913) 982-0976

with a copy to (which does not constitute notice):

Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention: Jeffery B. Floyd and E. Ramey Layne
Facsimile: (713) 615-5660

if to the Partnership Unitholders to:

GSO Capital Partners LP
345 Park Avenue, 31st Floor
New York, NY 10154
Attention: Marisa Beeney and Patrick Fleury
Facsimile: (646) 455-4124 and (646) 455-4138

with a copy to (which does not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10012
Attention: Wilson Neely
Facsimile: (212) 455-2502

Notices will be deemed to have been received (x) on the date of receipt if (i) delivered by hand or a nationally recognized overnight courier service or (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by fax (to such number specified above or another

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number or numbers as such Person may subsequently designate by notice given hereunder only if followed by overnight or hand delivery) or (y) on the date five (5) Business Days after dispatch by certified or registered mail.
Section 3.03    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties.
Section 3.04    Assignment of Rights. No party hereto may transfer or assign any portion of its rights and obligations under this Agreement without the prior written consent of the other party or parties except in accordance with Section 2.01(b); provided, however, that the Holders’ Representative may provide any such consent on behalf of the Partnership Unitholders.
Section 3.05    Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Partnership Common Units, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.
Section 3.06    Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
Section 3.07    Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., pdf) will be effective as delivery of a manually executed counterpart hereof.
Section 3.08    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.09    Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware.

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Section 3.10    Exclusive Jurisdiction in Delaware; Specific Performance.
(a)    The parties hereto submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or, to the extent required by applicable Law, in such Federal court. The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in any Delaware state or Federal court located in the State of Delaware and the defense of an inconvenient forum to the maintenance of such claim in any such court.
(b)    The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 5.10(b) in the Delaware Court of Chancery or any state or federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) either party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.10(b), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 3.11    WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS

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SECTION 3.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
Section 3.12    Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions: (a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used; (b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate; (c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation; (d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings; (e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”; (f) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;(g) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (h) this Agreement has been jointly prepared by the parties, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement; (i) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement; (j) any references herein to a particular Section or Schedule means a Section or Schedule to this Agreement unless otherwise expressly stated herein; and (k) all references to days mean calendar days unless otherwise provided.
Section 3.13    Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.
Section 3.14    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.15    Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by the Partnership and the Holders’ Representative, and (b) in the case of a waiver, by the party against whom the waiver is to be effective; provided, that, the Holders’ Representative may execute such waivers on behalf of any Partnership Unitholder. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or

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partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 3.16    Further Assurances. Each party hereto shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
Section 3.17    Holders’ Representative.
(a)    Each Partnership Unitholder hereby consents to (i) the appointment of GSO Capital Partners LP as the Holders’ Representative hereunder and as the attorney-in-fact for and on behalf of such Partnership Unitholder, and (ii) the taking by the Holders’ Representative of any and all actions and the making of any decisions required or permitted by, or with respect to this Agreement and the transactions contemplated hereby, including, without limitation, (A) the exercise of the power to agree to execute any consents under this Agreement and (B) to take all actions necessary in the judgment of the Holders’ Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the transactions contemplated hereby.
(b)    Each Partnership Unitholder shall be bound by the actions taken by the Holders’ Representative exercising the rights granted to it by this Agreement, and the Partnership shall be entitled to rely on any such action or decision of the Holders’ Representative.
(c)    If the Holders’ Representative shall resign or otherwise be unable to fulfill its responsibilities hereunder, the Partnership Unitholders shall appoint a new Holders’ Representative as soon as reasonably practicable by written consent of the Partnership Unitholders constituting the holders of a majority of the Common Units issued pursuant to the Exchange Agreement, by sending notice and a copy of the duly executed written consent to the Partnership appointing such new Holders’ Representative.
(d)    [Signature pages follow]
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CVR PARTNERS, LP

By:        CVR GP, LLC, its General Partner

By:         /s/ Mark A. Pytosh
Name:    Mark A. Pytosh
Title:    Chief Executive Officer and President

HOLDERS’ REPRESENTATIVE:
GSO CAPITAL PARTNERS LP By: /s/ Thomas Iannarone_____________ Name: Thomas Iannarone Title: Authorized Signatory
HOLDERS:
GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD. By: GSO Capital Partners LP, its investment advisor By: /s/ Thomas Iannarone_____________ Name: Thomas Iannarone Title: Authorized Signatory	STEAMBOAT CREDIT OPPORTUNITIES MASTER FUND LP By: GSO Capital Partners LP, its Investment Manager By: /s/ Thomas Iannarone_____________ Name: Thomas Iannarone Title: Authorized Signatory
GSO SPECIAL SITUATIONS FUND LP By: GSO Capital Partners LP, its investment advisor By: /s/ Thomas Iannarone_____________ Name: Thomas Iannarone Title: Authorized Signatory	GSO COASTLINE CREDIT PARTNERS LP By: GSO Capital Partners LP, its Investment Manager By: /s/ Thomas Iannarone_____________ Name: Thomas Iannarone Title: Authorized Signatory
GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP By: GSO Capital Partners LP, as Investment Manager By: /s/ Thomas Iannarone_____________ Name: Thomas Iannarone Title: Authorized Signatory	GSO CACTUS CREDIT OPPORTUNITIES FUND LP By: GSO Cactus Credit Opportunities Associates LLC, its general partner By: /s/ Thomas Iannarone_____________ Name: Thomas Iannarone Title: Authorized Signatory
GSO CREDIT-A PARTNERS LP By: GSO Capital Partners LP, its Investment Manager By: /s/ Thomas Iannarone_____________ Name: Thomas Iannarone Title: Authorized Signatory	GSO AIGUILLE DES GRANDS MONTETS FUND II LP By: GSO Capital Partners LP as Attorney-in-Fact By: /s/ Thomas Iannarone_____________ Name: Thomas Iannarone Title: Authorized Signatory

SCHEDULE A
Holders

Name of Holder
GSO Special Situations Overseas Master Fund Ltd.
GSO Special Situations Fund LP
GSO Palmetto Opportunistic Investment Partners LP
GSO Credit-A Partners LP
Steamboat Credit Opportunities Master Fund LP
GSO Coastline Credit Partners LP
GSO Cactus Credit Opportunities Fund LP
GSO Aiguille des Grands Montets Fund II LP

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